Exhibit 4

FORM OF PREFERRED STOCK CERTIFICATE

INCORPORATED UNDER THE LAWS OF DELAWARE

No.	Shares

BOSTON RESTAURANT ASSOCIATES, INC.

SERIES A PREFERRED STOCK -$.01 PAR VALUE

TRANSFER RESTRICTED SEE REVERSE SIDE

This Certifies that                              is the owner of                                 shares of the Capital Stock of Boston Restaurant Associates, Inc. (a Delaware Corporation)

transferable only on the books of the Corporation by the holder hereof in person or by money upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunder affixed

this                            day of                               A.D.

President	Treasurer

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended.  These shares have not been acquired with a view to distribution or resale, and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such shares under the Securities Act of 1933, as amended, and any state laws applicable or an opinion of counsel satisfactory to the corporation that registration is not required under such Act or under such applicable state law.

The corporation is authorized to issue more than one than one class of stock.  A copy of the full text of the preferences, voting powers, qualifications and special or relative rifhts of the shares of each class of stock will be provided to the holder hereof upon written request and without charge.

CERTIFICATE FOR

SHARES

of the

Capital Stock

Issued To

Date

For Value Received,                      hereby sell, assign and transfer unto

                                                                                                                                                          Shares

of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attoreny to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated

In the presence of